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                                                                EXHIBIT 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-04887) pertaining to the American States Financial Corporation Employees' Savings and Profit-Sharing Plan of our report dated May 8, 1997 with respect to the financial statements and schedules of American States Financial Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the period from June 24, 1996 (inception) to December 31, 1996.

                                                /s/ Ernst & Young LLP


Fort Wayne, Indiana
June 25, 1997



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